Exhibit 4.16

LOCK-UP AGREEMENT

August 9, 2006

Mellon HBV Master U.S. Event Driven Fund, L.P.
Mellon HBV Master Global Event Driven Fund, L.P.
200 Park Avenue
New York, NY 10039

Ladies and Gentlemen:

Each of the undersigned acting separately understands that each of you proposes to enter into a securities purchase agreement dated as of the date hereof (the "Loan Agreement") with Carsunlimited.com (the "Company"). Where the word "undersigned" is used below, it applies to each such person separately and not jointly.

To induce each of you to participate in the Loan Agreement and to extend credit pursuant thereto in the amount of $7,500,000 by the purchase of senior secured redeemable convertible promissory notes of the Company in the aggregate principal amount of $7,500,000 (the "Notes"), the undersigned agrees that, without your prior written consent except as specified in the second following paragraph, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock of the Company (each of the foregoing referred to as a "Disposition") during the period specified in the following paragraph (the "Lock-Up Period"). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The Lock-Up Period will commence on the date hereof and continue for a period of thirty months until the Company's obligations under the Notes have been satisfied and discharged either by payment or conversion.

Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the date hereof, (b) any or all of the shares of Common Stock or other Company securities if the transfer is by (i) gift, will or intestacy, (ii) distribution to partners, members or shareholders of the undersigned, or (iii) dispositions to any trust, family limited partnership or family limited liability company for the direct or indirect benefit of, or controlled by, the undersigned or a member of the immediate family of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement. In addition, the restrictions contained in this Lock-Up Agreement shall not apply to the exercise (but not the Disposition) of outstanding options or warrants to purchase shares of common stock or other convertible securities held by the undersigned, and (c)shares of Common Stock in "Limited Dispositions", as hereafter defined. "Limited Dispositions" shall mean Dispositions of Common Stock of the Company commencing during the six month period beginning on the eighteen month anniversary of this Agreement by the undersigned in an aggregate amount not in excess of ten per cent of the number of shares of Common Stock beneficially owned by the undersigned on the date of this Agreement ("Ten Per Cent"), and additional Dispositions of Common Stock of the Company commencing during the six month period beginning on the twenty fourth month anniversary of this Agreement by the undersigned in an aggregate amount not in excess of an additional Ten Per Cent so that if the Notes were outstanding thirty months, the undersigned could sell an aggregate amount of shares , during such six month periods, equal to twenty per cent (20%) of the shares of Common Stock beneficially owned by him on the date hereof.

The undersigned agrees that the Company, at the request of MHBV, may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company. This agreement may be executed in separate counterparts, all of which shall constitute one and the same agreement.

Signature Page Follows

Name: Geoffrey Donaldson

Name: Matthew Harriton

Matthew Harriton by his attorney-in-fact

Name: Richard Harriton

____

Name: Gerhard Brugger

ODC Partners LLC

By: ______________________________
Name: Daniel Myers
Title: Managing Member

Name: Geoffrey Donaldson

Name: Matthew Harriton

Matthew Harriton his attorney-in-fact

Name: Richard Harriton

Name: Gerhard Brugger

ODC Partners LLC

By: __________________________
Name: Daniel Myers
Title: Managing Member

Name: Geoffrey Donaldson

Name: Matthew Harriton

Name: Richard Harriton

Name: Gerhard Brugger

ODC Partners LLC

By: ______________________
Name: Daniel Myers
Title: Managing Member